EXHIBIT 10.23

                                SERVICE AGREEMENT

KDDI., Inc (hereinafter referred to as A) and Global Hot line., Inc (hereinafter refereed to as B) shall enter into service agreement on gaining a client for telecommunication service (hereinafter referred to as the Service) based on the attachment.

(Operation)

1. A provides B operations below (hereinafter reefed to as Operation) to promote the Service. The details will be written in the Attachment.

     (1)  Gaining and dealing with clients via telemarketing

     (2)  Any operations related above.

(Performance)

2. Both A and B shall make the procedure manual (including script, guide, and manual) with discussion.

     2. B shall carry out Operation with reasonable care following the manual above.

     3. Both A and B shall discuss and decide the targeted number. It will be changed depends on the observed number.

     4. A may ask B for improving performance, if it is difficult B to achieve targeted number, or if it is not proper way it perform B's operation. B shall try to improve it immediately.

     5. B shall perform operation in the area B gives. B may give the area anytime and B shall follow it.

(Customers)

3.   B shall report to A and deal with customers whenever they contact with B.

(Place, Date and Time)

4.   It is written in the Attachment.

(Performer)

5. B shall decide people who work for Operation (hereinafter referred to as Operation performer). Also whenever A ask for showing who they are, B shall tell A them with a written form.
____________________

[*] = CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS. OMITTED TEXT IS INDICATED BY A "*".

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     2.   B shall select a manager of Operation performers and report A him or her in form. Also whenever a manager is changed, B shall report to A. A manager can be neither a part time worker nor temporally worker.


(Responsibility)

6. B has the responsibility for Operation. In case B receives objection and complaints by clients, B shall handle them and hold harmless against A.

     2. In case A receives any actions, objection and claims due to B's service, B shall try to protect A, and solve the problems with A.

     3. In case A sustains damages due to B, B shall pay damages, which will be discussed by both A and B.

(Responsibility under labor law)

7. B shall follow rules such as labor standards law, workers accident insurance, health insurance, unemployment insurance as an employer.

     2. If any accidents occur or employees are injured, B has responsibility for it, and pay expense.

(Commission)

8. A shall pay B commission fee based on Standard Commission Fee on Attachment.

     2. Either A or B may change commission, if it is not property under the discussion.

     3. A shall compile commission monthly and pay it including Tax and Prefecture Tax by the end of the following month. It will be transferred to the bank B confirms. If it is bank holiday on that day, it will be transferred the following business day.

(Set - off)

9. Based on the agreement when Either A or B has financial obligations either party has the right to set-off against due to or from account regardless of maturity without telling in advance.

(Report)

10. B shall report operation progress with the form in attachment (including monthly Telema report) regularly or whenever A requires.

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(Education and training)

11. B shall provide sales people education and training to let them understand the Service.

(Non-negotiable)

12. B shall not assign duty of the right based on the Contract to the third party, or use as collateral for yourself or the third party.

     2. B shall not provide agency agreement to the third party. However it will be given option by A under the discussion in advance.

     3. In case B provides agency agreement to someone else with A's agreement, B has responsibility for the whole work.

(Compliance)

13. B shall pursue the details of Service in good faith following telecommunication and other related regulations, the Service rule and the rule written in the attachment.

     2. Conditions provided to clients by B are based on the rule under the Service contract terms and conditions.

(Confidentiality)

14. B shall never disclose the third person any confidential information related the agreement and use it for any other purpose.

     2. Any executive officers and employees in B (including retirees) have responsibility for secrecy. In case they breach, B has responsibility for that.

     3. "Understanding for protecting secrecy of clients' information" entered between both A and B on March 31, 2008 shall apply to the Service agreement.

(Intellectual property)

15. A owns the copyright of procedure manual and other documents made during the process pursuing the Service. However there is any objections, both A and B may discuss in good faith.

(Changing Agreement)

16. A shall give B a written notice when conditions of the Agreement were changed.

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     2.   It will be considered that B confirms changing conditions of the
          Agreement if B does not send any written objections within 10 days after receiving a written notice, or if B follows the conditions after A changes.

     3. If A receives objections from B within 10 days, both A and B try to discuss and solve the problems together in good faith.

(Cancellation)

17. Either A or B may cancel the Agreement in 30 days advance writing notice even during effective term.

     2. When the agreement was cancelled, B shall pay commission reimbursement with the way provided by A.

(Termination)

Either A or B may terminate Agreement without any notice or procedure, if incidents below occur.

     (1) when either party breaches the agreement, or if either party fails to cure any material breach during significant term.

     (2)  when either party commits wrongdoing.

     (3) when customers make objections and complains lots, and never been decreased. when B gives damages to customers.

     (4) when either party is seized assets and put up for auction or tax closure.

     (5) when either party files a petition in bankruptcy, a court-mandated bailout, or winding up petition.

     (6)  when receives disciplinary action or ceases an operation.

     (7)  when issues a bad check or draft

     (8)  when either party dissolves a company.

     (9) when each party inflicts damage trust or reputation or tries not to listen to demand by the other party when there is possibility of damage.

     (10) when assets, trust, and solvency dramatically is changed.

(Effective period)

19.  2008/4/1 through 2008/6/30.

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(After termination)

20. After the Agreement is terminated, B shall return any goods and documents A rented.

     2.   The provisions of Article 5.4, Article 6, Article 7, Article 9,
          Article 12, Article 14, Article 15, Article 18.3, Article 21, and this Article shall survive termination.

(Jurisdiction)

21. Competent court where A's main branch is located is to have exclusive jurisdiction to settle any disputes which may arise out of this Agreement.

(Consultation)

22. Either A or B may discuss and solve the problems together in good faith, whenever any questions occur about conditions under the agreement.

Either party shall affix a seal and sign to 2 copies of the Agreement and holds one each.

2008/3/31

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ATTACHMENT

(1)  service

     1.   My line and My line plus

     2.   Service from fixed line phone to mobile phone

     3.   Free call service

     4.   Telecommunication service ordered by A.

(2)  Operation faith

B    shall make sure the conditions below to gain application forms.

     1.   Clients apply for the application of their own free will.

     2. Clients sign and seal by themselves, and their address, name and phone number have to be written properly.

     3. If B gets applicants by phone, clients address, name and phone number or applied price list have to be written properly by B.

     4.   Clients understand how to use service and conditions properly.

(3)  Place

Main office to perform operation

     B shall perform operation in the place below.

          Tokyo Shinjuku-ku 5-17-11
          Hakuhou Build 8F

(4)  Date, Time

     1.   Monday through Friday (hereinafter referred to as Business Day)

          9:00 - 18:00

     2. Telemarketing open hour (hereinafter refereed to as Standard work hours)

          April     * hours
          May       * hours
          June      * hours

     3. B may perform operation with A's permission if B needs to change work hours above for customers.

(5)  Retainer

     1.   A shall pay retainer * yen monthly for April through June.

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     2.   It will be calculated if the work hours (hereinafter refereed to as
          "Actual work hours", round down below 15 minutes) is less than Standard work hours. (round down below 1 yen)

          Retainer = * X (Actual work hours) / (Standard work hours)

     3.   Actual work hours will be considered with agreement by both A and B.

     4. B shall report Actual work hours to A on each business day. Also when B works on the day which is not Business Day. (Article 4)

     5. B may check accounts book, record anytime by telling in advance, if A wants to make sure that B's report is correct or not.

     6. Retainer will not be changed even when Actual work hours is more than Standard work hours.

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